Exhibit 8.2

Private & Confidential

April 26, 2024

No. of pages: 4

Super Hi International Holding Ltd.

80 Robinson Road

#02-00

Singapore 068898

Singapore Super Hi Dining Pte. Ltd.

80 Robinson Road

#02-00

Singapore 068898

We do not accept service of court documents by fax

T : +65 6531 2310/2240/2319/2285

E : geng.wu@drewnapier.com

joelle.fang@drewnapier.com

sarah.tan@drewnapier.com

yueyun.zhang@drewnapier.com

Our Ref

WG/441731

Your Ref

Please advise.

Dear Sirs,

Re:	OFFERING OF AMERICAN DEPOSITORY SHARES REPRESENTING ORDINARY SHARES OF SUPER HI INTERNATIONAL HOLDING LTD.

1.	Introductions

We have acted as Singapore legal counsels to SUPER HI INTERNATIONAL HOLDING LTD. (the “Company”), a company incorporated under the laws of the Cayman Islands, in connection with (i) the proposed initial public offering (the “Offering”) of American depository shares (the “ADSs”), each ADS representing certain number of ordinary shares of the Company, by the Company as set forth in the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), in relation to the Offering; and (ii) the Company’s proposed listing of the ADSs on the National Association of Securities Dealers Automated Quotations (the “Proposed Listing”). Words and expressions used but not defined herein shall have the meanings given to them in the Registration Statement, unless the context requires otherwise.

2.	Assumptions

In rendering this opinion, we have assumed, without independent investigations (collectively, the “Assumptions”):

(a)	all factual information stated or given in the Registration Statement is and continue to be true and accurate, and properly reflect the intention of the parties, and all opinions expressed therein (other than the opinions with respect to Singapore laws which are covered in this opinion) are bona fide and honestly held and were reached after due consideration; in particular but without limitation, we have not concerned ourselves with confirming any representation or warranties of the Company in the Registration Statement (if any) and we have not been responsible for investigating or verifying the correctness or accuracy of any facts contained therein;

(b)	there are no documents or information other than those disclosed to us, which relate to any of the matters on which we are opining; and

(c)	all factual information provided to us by the Company and/or its representatives in respect to matters opined on herein are and continue to be true and correct and not misleading in any material respect and all opinions expressed therein are bona fide and honestly held and were reached after due consideration.

DREW & NAPIER LLC 10 Collyer Quay, #10-01 Ocean Financial Centre, Singapore 049315

T:+65 6535 0733 T:+65 9726 0573 (After Hours) F:+65 6535 4906 E: mail@drewnapier.com www.drewnapier.com

Drew & Napier LLC (UEN 200102509E) is a law corporation with limited liability.

Private and Confidential	April 26, 2024

The making of the above assumptions does not imply that we have made any enquiry to verify any assumption (other than as expressly stated in this opinion). No assumption specified above is limited by reference to any other assumption.

3.	Opinions

Subject to the Assumptions and the Qualifications, we are of the opinion that:

(a)	the statements set forth in the Registration Statement under the captions “Risk Factors”, “Dividend Policy”, “Enforceability of Civil Liabilities” and “Regulation”, in each case insofar as such statements purport to describe or summarize the Singapore legal matters stated therein as at the date hereof, are true and accurate in all respects, and fairly present and summarize in all material respects the Singapore legal matters stated therein as at the date hereof. The disclosures containing our opinions in the Registration Statement under the captions “Enforceability of Civil Liabilities” and “Regulations” (insofar as they describe or summarize the Singapore legal matters) constitute our opinions; and

(b)	the statements set forth under the caption “Taxation” in the Registration Statement, insofar as they constitute statements of Singapore tax laws, are true and accurate in all material respects and that such statements constitute our opinion as at the date hereof.

4.	Qualifications

Our opinion expressed above is subject to the following qualifications (collectively, the “Qualifications”):

(a)	our opinion relates only to the laws of general application in Singapore as at the date hereof and as currently applied by the Singapore courts, and is given on the basis that it will be governed by and construed in accordance with the laws of Singapore;

(b)	we have made no investigations into, and do not express or imply any views on, the laws of any country other than Singapore or on any non-legal regulation or standard such as but not limited to accounting, financial or technical rules or standards;

(c)	we express no opinion (i) on public international law or on the rules of or promulgated under any treaty or by any treaty organisation, or on any taxation laws of any jurisdiction (including Singapore); (ii) that the future or continued performance of the business of the Company will not contravene Singapore law, its application or interpretation if altered in the future; and (iii) with regard to the effect of any systems of law (other than Singapore law) even in cases where, under Singapore law, any foreign law should be applied, and we therefore assume that any applicable law (other than Singapore law) would not affect or qualify the opinions as set out above;

(d)	Singapore legal concepts are expressed in English terms; however, the concepts concerned may not be identical to the concepts described by the same English terms as they exist in the laws of other jurisdictions. This opinion may, therefore, only be relied upon the express condition that any issues of the interpretation or liability arising hereunder will be governed by Singapore laws; and

(e)	this opinion speaks as of the date hereof, no obligation is assumed to update this opinion or to inform any person of any changes of law or other matters coming to our knowledge and occurring after this date, which may, affect this opinion in any respect.

For the avoidance of doubt, we do not assume responsibility for updating this opinion as of any date subsequent to the date of this opinion, and assume no responsibility for advising you of any changes with respect to any matters described in this opinion that may occur subsequent to the date of this opinion or from the discovery subsequent to the date of this opinion of information not previously known to us pertaining to the events occurring on or prior to the date of this opinion. This opinion is strictly limited to the matters stated in it and does not apply by implication to other matters. In particular, our opinions do not relate to any additional documents or statements concerning the Offering and/or the Proposed Listing that may be made by any person or any other conduct that any person may engage concerning the Offering and/or the Proposed Listing.

Private and Confidential	April 26, 2024

This opinion is limited to the laws of Singapore. We have made no investigation of, and express no opinion as to, the laws of any jurisdiction outside Singapore, and in particular, we give no advice regarding the application or content of the federal law of the United States or the laws of any state within the United States.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the references to our name in such Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is given for the sole benefit of the persons to whom the opinion is addressed. Except for the purposes of filing this opinion with the Commission as an exhibit to the Registration Statement or otherwise related to the Offering and/or the Proposed Listing, this opinion shall not be (i) transmitted to, or relied upon by, any other person or used for any other purpose, (ii) quoted or referred to in any public document or filed with any governmental body or agency or stock or other exchange or with any other person, or (iii) disclosed to any other person, without our prior written consent.

[Signature page to follow]

Private and Confidential	April 26, 2024

For and on behalf of
Drew & Napier LLC
/s/ Drew & Napier LLC